                     LENNOX INTERNATIONAL INC. SUBSIDIARIES

                                                                 JURISDICTION           NO. OF SHARES     LOCATION OF SUBSTANTIAL
NAME                                              OWNERSHIP         OF INC.              OUTSTANDING         OPERATING ASSETS
----                                              ---------      ------------           --------------    -----------------------
Lennox Industries Inc.                               100%         Iowa                  994,394 Common         United States
         SEE ATTACHED CHART

Heatcraft Inc.                                       100%         Mississippi                20 Common         United States
         Frigus-Bohn S.A. de C.V.                     50%         Mexico                                       Mexico
                  LGL de Mexico, S.A. de C.V.          1%         Mexico                 50,000 Common         Mexico
         Lennox Participacoes Ltda.                    1%         Brazil
                  Frigo-Bohn do Brasil Ltda.          99%         Brazil
         Livernois Engineering Co.                   100%         Michigan               10,000 Common         Michigan

Armstrong Air Conditioning Inc.                      100%         Ohio                    1,030 Common         United States

         Jensen-Klich Supply Co.                     100%         Nebraska                1,750 Common         United States
         Armstrong Distributors Inc.                 100%         Delaware                1,000 Common         United States

Lennox Global Ltd.                                   100%         Delaware                1,000 Common         United States
         SEE ATTACHED CHART

Lennox Commercial Realty Inc.                        100%         Iowa                       10 Common         United States

Heatcraft Technologies Inc.                          100%         Delaware                1,000 Common         United States
         Lennox Industries                             1%         United Kingdom        300,000 Cum.
                                                                                                 Preference    United Kingdom
                                                                                         13,900 Ordinary
         Strong LGL Colombia Ltda.                    50%         Colombia               10,000                Colombia
         Alliance Compressors                         24.5%       Delaware (LLC)                               Delaware
         LGL Peru S.A.C.                              10%         Peru                                         Peru

Excel Comfort Systems Inc.                           100%         Delaware                1,000 Common         Delaware

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES

                                                                   JURISDICTION        NO. OF SHARES        LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP          OF INC.           OUTSTANDING             OPERATING ASSETS
----                                               ---------       ------------      -------------------    -----------------------
Lennox Industries Inc.

Lennox Industries (Canada) Ltd.                      100%             Canada          5,250 Pref.               Canada
                                                                                     35,031 Cl A Common
                                                                                      1,180 Cl B Common

Hearth Products Inc.                                 100%             Delaware        1,000 Common              United States
         Superior Fireplace Company                  100%             Delaware        1,000 Common              United States
         Marco Mfg., Inc.                            100%             California                                United States
                  Marcomp
         Pyro Industries, Inc.                       100%             Washington                                United States
         Securite Cheminees International Ltee       100%             Canada                                    Canada
          -Security Chimneys International
                  USA Ltd.                           100%                                                       United States
          -Cheminees Securite SARL                   100%             France                                    France
          -Security Chimneys UK Limited              100%             UK                  2 Ordinary            UK
         Firecraft Technologies Inc.                 100%             Delaware        1,000 Common              Delaware
         The Earth Stove, Inc.                       100%             Oregon                                    Oregon

Products Acceptance Corporation                      100%             Iowa            3,500 Common              N/A

Lennox Manufacturing Inc.                            100%             Delaware        1,000 Common              United States

Lennox Retail Inc.                                   100%             Delaware        1,000 Common              United States
         Lennox Canada Inc.                          100%             Canada                                    Canada
            SEE ATTACHED
         For U.S. Subsidiaries of Lennox Retail SEE ATTACHED


                     LENNOX INTERNATIONAL INC. SUBSIDIARIES

                               Lennox Canada Inc.

The following are all in Canada and are all owned 100% by Lennox Canada Inc. unless otherwise noted:


         Bradley Air Conditioning Limited
         Valley Refrigeration Limited
         Dearie Contracting Inc.
         Dearie Martino Contractors Ltd.
         Foster Air Conditioning Limited
         Bryant Heating & Cooling Co. Ltd.
         Montwest Air Ltd.
         Fahrhall Mechanical Contractors Limited
         Sipco Energies Ltd.
         MHR Home Comfort Center Ltd.
         Canadian Home Comfort Corp.
         Arpi's Industries Canada Ltd.
                  Arpi's Holdings Ltd.
                  Advance Mechanical Ltd.
         485237 B.C. Ltd.
                  Gandy Installations (1987) Ltd.
         GAIA Enterprises Inc.
                  Welldone Plumbing, Heating and Air Conditioning (1990) Ltd. 592490 British Columbia Ltd.
                  M.A.W. Heating & Air Conditioning Ltd.

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES

                               Lennox Retail Inc.

The following are all in the United States and are all owned 100% by Lennox Retail unless otherwise noted:

         D.A. Bennett, Inc. - New York
         Air Engineers, Inc. - Florida
         Industrial Building Services, Inc. - Florida
         Hobson Heating and Air Conditioning, Inc. - Georgia
         Calverley Air Conditioning & Heating Co., Inc. - Texas
         Air Experts, Inc. - Ohio
         Jebco Heating & Air Conditioning, Inc. - Colorado
         Air Systems of Florida, Inc. - Florida
         Gray Refrigeration, Inc. - Texas
         Airmasters Heating & Air Conditioning Co. - Michigan
         Cook Heating & Air Conditioning, Inc. - Michigan
         Cook Heating & Air Conditioning Co., Inc. - Indiana
         Andy Lewis Htg. & A/C of Charlotte, Inc. - North Carolina
         Andy Lewis Heating & Air Conditioning, Inc. - Georgia
         Sedgwick Heating & Air Conditioning Co. - Minnesota
         Shumate Mechanical Inc. - Delaware
         Gables Air Conditioning, Inc. - Florida
         Ryan Heating Co. Inc. - Delaware
         The October Group, Inc. (d/b/a Greenwood Heating & Air Conditioning)
              - Washington
         Peitz Heating and Cooling, Inc. - South Dakota
         NAS Acquisition Inc. - California
         Miller Refrigeration, A/C, & Htg. Co.
         John P. Timmerman Co.
         Kiko Heating & Air Conditioning, Inc.
         Wangsgaard A-Plus Refrigeration, Inc.
         Edison Heating and Cooling, Inc.
         Alliance Mechanical Heating & Air Conditioning, Inc.
         Controlled Comfort Acquisition Inc.
         Goldenseal Heating & Air Conditioning, Inc.

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                                     PAGE 5

                                                                     JURISDICTION        NO. OF SHARES       LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP            OF INC.           OUTSTANDING             OPERATING ASSETS
----                                               ---------       -----------------     ---------------     ----------------------
Lennox Global Ltd.

LGL Asia-Pacific Pte. Ltd.                          100%           Rep. of Singapore          2 Ordinary            Singapore

Fairco S.A.                                          50%           Argentina                                        Argentina

LGL Europe Holding Co.                              100%           Delaware               1,000 Common              N/A
         SEE ATTACHED CHART

UK Industries Inc.                                  100%           Delaware               1,000 Common              N/A

LGL de Mexico, S.A. de C.V.                          99%           Mexico                50,000 Common              Mexico

Lennox Participacoes Ltda.                           99%           Brazil

Frigo-Bohn do Brasil Ltda.                            1%           Brazil                                           Brazil
         Heatcraft do Brasil S.A.                    82.86%        Brazil                                           Brazil
                  SIWA S.A.                         100%           Uruguay                                          Uruguay

Str. LGL Dominicana, S.A.                           100%           Dominican Republic

Strong LGL Colombia Ltda.                            50%           Colombia

LGL Belgium S.P.R.L.                                   .4%         Belgium                    1 Common              Belgium

LGL (Thailand) Ltd.                                 100%           Thailand                                         Thailand

LGL Peru S.A.C.                                      90%           Peru                                             Peru

LGL Australia (US) Inc.                             100%           Delaware               1,000 Common              Delaware
         SEE ATTACHED CHART


                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                                     PAGE 6


                                                                   JURISDICTION       NO. OF SHARES         LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP          OF INC.          OUTSTANDING              OPERATING ASSETS
----                                               ---------       ------------    ------------------       -----------------------
LGL Australia (US) Inc.

LGL Co Pty Ltd                                       100%           Australia                                     Australia
         LGL Australia Investment Pty Ltd            100%           Australia                                     Australia
                  LGL Australia Finance Pty Ltd       10%           Australia                                     Australia
         LGL Australia Finance Pty Ltd                90%           Australia                                     Australia
                  LGL Australia Holdings Pty Ltd     100%           Australia                                     Australia
                           James N Kirby Pty Ltd     100%           Australia                                     Australia
Lennox Australia Pty. Ltd.                           100%           Australia      1,575,000 Com/Cl A             Australia
                                                                                   1,575,000 Com/Cl B
LGL (Australia) Pty. Ltd.                            100%           Australia                                     Australia
LGL Refrigeration Pty. Ltd.                          100%           Australia                                     Australia


                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                                     PAGE 7


                                                                   JURISDICTION       NO. OF SHARES        LOCATION OF SUBSTANTIAL
NAME                                               OWNERSHIP          OF INC.          OUTSTANDING             OPERATING ASSETS
----                                               ---------      --------------    -------------------    -----------------------
LGL Europe Holding Co.

-LGL Holland B.V.                                    100%         Holland                                      Holland
         -Ets. Brancher S.A.                          70%         France                                       France
                  -Frinotec S.A.                      99.68%      France                                       France
                  -LGL France                        100%         France                                       France
                           -Herac Ltd.               100%         United Kingdom                               N/A
                           -Friga-Coil S.R.O          50%         Czech Republic                               Czech Republic
         -LGL Germany GmbH                           100%         Germany               500 Common             Germany
              -Friga-Bohn Warmeaustauscher GmbH      100%         Germany
              -Hyfra Ind. GmbH                        99.9%       Germany                                      Germany
              -Ruhaak                                100%         Germany                                      Germany
              -Refac Nord GmbH                       100%         Germany                                      Germany
                  -Refac West                        100%         Germany                                      Germany
         -Lennox Global Spain S.L.                   100%         Spain
              -ERSA                                   90.1%       Spain
                   -Aldo Marine                       70%         Spain
              -Lennox Refac, S.A.                    100%         Spain
                   -Redi sur Andalucia                70%         Spain                                        Spain
                   -Refac Portugal Lda.               50%         Portugal                                     Portugal
         -LGL Belgium S.P.R.L.                        99.6%       Belgium               249 Common             Belgium
         -Refac B.V.                                 100%         Netherlands                                  Netherlands
              -Refac N.V                             100%         Belgium                                      Belgium
              -Refac Kalte-Klima Technik
                Vertriebs GmbH                        50%
         -HCF Lennox Limited                         100%         United Kingdom        100 Ordinary           United Kingdom
              -Lennox Industries                      99%         United Kingdom    300,000 Cum.
                                                                                             Preference        United Kingdom
                                                                                     14,040 Ordinary
                   -Environheat Limited              100%         United Kingdom     32,765 Ordinary           N/A
         -West S.R.L.                                 80%         Italy                                        Italy

     -Janka Radotin a.s.                             100%         Czech Republic                               Czech Republic
         -Friga Coil s.r.o.                           50%         Czech Republic                               Czech Republic
         -Janka Slovensko, s.r.o.                    100%         Slovak Republic                              Slovak Republic
